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                                                                    EXHIBIT 99.3

                                NOBLE CORPORATION

     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person about to become a director of Noble Corporation, a Cayman Islands exempted company limited by shares ("Noble-Cayman"), in the proxy statement/prospectus constituting a part of Noble-Cayman's Registration Statement on Form S-4 relating to the restructuring transaction of Noble Drilling Corporation, which is to be filed by Noble-Cayman with the Securities and Exchange Commission pursuant to the Act.

Dated: March 6, 2002                   /s/ MICHAEL A. CAWLEY
                                       -----------------------------------------
                                       Michael A. Cawley